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                                                                   EXHIBIT 10.38

               YAHOO! REMOTE MERCHANT INTEGRATION (RMI) AGREEMENT


THIS RMI AGREEMENT (the "Agreement") is made as of this February 3, 2000 (the "Effective Date") between YAHOO! INC. ("Yahoo!"), a Delaware corporation, and Pets.com, Inc. ("Merchant"), a Delaware corporation. In consideration of the mutual promises contained herein, the parties agree as follows:

1. MERCHANT PRODUCT INFORMATION. Merchant will provide to Yahoo! information relating to Merchant products in accordance with Yahoo!'s technical and formatting specifications. Such information will include without limitation a Merchant identifier, product name, product description, product price, URL for the Web page on the Merchant Site (as defined below) that features the product, URL for the Web page on the Merchant Site that contains the product image and, if applicable, any warranty notices or disclaimers, product availability, return information, sizes, colors, SKU numbers, Web pages and graphic files, including but not limited to graphical brand features of Merchant (collectively referred to as "Merchant Product Information"). Merchant agrees to update all Merchant Product Information in accordance with Yahoo!'s technical and formatting specifications and in a timely manner, which will be no less frequent than updates to such information on the Merchant Site. Yahoo! will host Merchant Product Information on Yahoo! servers and include Merchant Product Information in Yahoo!'s U.S. based on-line shopping property (referred to as "Yahoo! Shopping" or the "Service") and will update the Merchant Product Information no less frequently than [*] every [*] business hours. Yahoo! is solely responsible for the design, layout, posting and maintenance of Yahoo! Shopping. Merchant will provide the Merchant Product Information to Yahoo! in accordance with the product categories/taxonomy for pet related products that Merchant uses on its web site.

2. MERCHANT PAGES. Merchant will permit Yahoo! to download and display, via a "Proxy Server" or other means, Web pages from the Web site operated by or for Merchant (the "Merchant Site"), currently located at http://www.pets.com. Such pages, any portions thereof and any content therein, as modified and displayed by Yahoo! in accordance with this Agreement, are referred to as "Merchant Pages. "Merchant and Yahoo are simultaneously entering into an agreement for the placement of certain Ad Units of Merchant that will appear on Yahoo Shopping and link directly to the Merchant Pages.

3. RESPONSIBILITIES AND RIGHTS WITH RESPECT TO MERCHANT PRODUCT INFORMATION AND MERCHANT PAGES. All Merchant Product Information and Merchant Pages will conform to Yahoo!'s technical and formatting specifications. Yahoo! reserves the right not to post or include any Merchant Product Information or Merchant Pages on any Yahoo! branded or co-branded property with reasonable notice to Merchant for any reason except in order to secure [*] agreement with another [*] merchant. In the event that Yahoo! becomes aware of a potential conflict involving any hypertext links or third party advertising included in the Merchant Pages, including but not limited to a violation of law or a conflict with Yahoo!'s advertising guidelines or preexisting contractual arrangements, Yahoo! will notify Merchant and may request that Merchant remove or replace such hypertext links or third party advertising on Merchant Pages. The foregoing only applies to Merchant Pages and does not affect operation of or any material on the Merchant Site.

4.  CUSTOMER ORDER INFORMATION.

    (a) ORDER PLACEMENT AND FULFILLMENT. Users of Yahoo! Shopping may search for and navigate to Merchant Product Information and Merchant Pages via Yahoo! Shopping pages designed and hosted by Yahoo!. Users of Yahoo! Shopping will order items to be purchased from Merchant via Merchant Pages. Check-out for orders also will be conducted on Merchant Pages (the "Check-out Pages"). Information relating to the purchase of Merchant products via the Service, including product name, product quantity, amount paid, user's proper name, shipping address, billing address, email address and credit card information ("Customer Order Information") will be transmitted to Merchant. Merchant will send Merchant's then-standard order confirmation email to each user via email within twenty-four (24) hours after Merchant receives the Customer Order Information. Merchant will be solely responsible for all products offered by Merchant on Yahoo! Shopping, including without limitation billing, shipping and fulfillment of goods, returns and customer service and for any acts or omissions that occur in connection with such product offerings. During the Term (as defined below), if Merchant intends to modify the Check-out Pages or otherwise redesign the Merchant Site, Merchant will provide Yahoo! with (i) at least [*] business days written notice prior to implementing such modification or redesign and (ii) reasonable technical assistance, as Yahoo! may reasonably request, to ensure that the Service will be uninterrupted.

    (b) PRIVACY AND CONSUMER PROTECTION. Each party agrees to implement adequate security protections to ensure the privacy of Customer Order Information. Each party further agrees (i) to post a privacy policy on its web site that, at a minimum, discloses any and all uses of personal information collected from users by such party, including but not limited to any uses of personal information collected during a transaction that is cancelled or otherwise not completed by the user;
        (ii) to place a prominent notice on any Check-out Pages on which such party collects personal information from users that such information is being collected; (iii) to provide a hypertext link on all Check-out Pages to such party's privacy

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        policy; and (iv) to use Customer Order Information only as expressly permitted by such party's privacy policy. If a user requests, or if Yahoo! conveys such request on behalf of the user, that Merchant remove personal information relating to any user from Merchant's database and other records, Merchant agrees to remove such information promptly from its database or other records.

5. INFORMATION MAINTAINED BY YAHOO! AND RELEVANT TO THE TRANSACTION. In the event that a registered Yahoo! user places an order for a Merchant product via the Service, Yahoo! already may maintain information about the user in Yahoo!'s proprietary databases that is relevant to the transaction, including but not limited to that user's proper name, shipping address, billing address, email address and credit card information. Merchant acknowledges that Yahoo! may give registered Yahoo! users the option to have certain input fields on Check-out Pages that request Customer Order Information "populated" with applicable information about that registered Yahoo! user from Yahoo!'s proprietary databases. For clarity, the parties understand that such "population" by Yahoo! will not affect Merchant's ownership of Customer Order Information, as set forth in Section 7(c), and will not transfer, impair or otherwise limit Yahoo!'s rights in the "populated" information.

6. REGISTRATION OF UNREGISTERED YAHOO! USERS WHO PURCHASE FROM MERCHANT VIA THE SERVICE. Merchant agrees that users who are not registered with Yahoo! may be given the opportunity, but will not be required, to register with Yahoo! before completing a discrete transaction with Merchant via the Service.

7.  MERCHANT LICENSES TO YAHOO!.

    (a) MERCHANT PRODUCT INFORMATION. Merchant hereby grants to Yahoo! a worldwide, non-exclusive license to use, display, modify, make derivative works from, reproduce and distribute Merchant Product Information and any portions thereof and any derivative works therefrom during the Term solely for the purpose of providing features of the Service, including without limitation the right to incorporate Merchant Product Information into a database and the right to display in any manner the results of search queries and comparisons conducted by users of the Service. Notwithstanding the foregoing, (i) Yahoo! may modify and create derivative works from Merchant Product Information only to the extent reasonably necessary to fit the format of the Service or to provide features to end users of the Service and (ii) Yahoo! shall not make available to any third party a downloadable or printable database of Merchant Product Information except in the context of search services made available to end users on the Service. Merchant also grants to Yahoo! (i) the right to maintain such Merchant Product Information on Yahoo! servers during the Term; (ii) the right to authorize the downloading and printing of Merchant Product Information, or any portion thereof, by users provided that such downloading or printing is provided in the context of search services made available to end users on the Service; and (iii) subject to Merchant's prior approval, which will not be unreasonably withheld, the right to use Merchant Product Information solely for the purposes of promoting Merchant products, Yahoo! Shopping or Yahoo! generally.

    (b) MERCHANT PAGES. Merchant grants to Yahoo! a worldwide, non-exclusive license to use, display, modify, make derivative works from, reproduce and distribute Merchant Pages to end users via the Service during the Term solely for the purpose of making the Merchant Site available to end users per Section 2. Notwithstanding the foregoing, Yahoo! may modify and create derivative works from Merchant Pages only to the extent reasonably necessary to fit the format of the Service or to provide features of the Service. Without limiting the foregoing, notwithstanding anything to the contrary in this Agreement, Yahoo! shall not use, display, modify, make derivative works from, reproduce or distribute any editorial content appearing on the Merchant Site, except as part of the Merchant Site made available to end users via the Service. Merchant also grants to Yahoo! (i) the right to designate and display a Yahoo! URL for all Merchant Pages and (ii) with prior approval of Merchant, the right to redirect certain hypertext links on Merchant Pages to certain pages of the Service.

    (c) CUSTOMER ORDER INFORMATION. Merchant owns Customer Order Information and grants to Yahoo! a perpetual, worldwide, sublicensable, non-exclusive license to use Customer Order Information in aggregate form, such that Customer Order Information is not individually attributable to Merchant, for research, marketing or other promotional purposes.


8. YAHOO! LICENSES TO MERCHANT. Yahoo! may provide Merchant with access to certain software owned by Yahoo! (the "Software") in order to, among other things, facilitate the transmission of Customer Order Information to Merchant. In the event that Yahoo! provides Merchant with access to Software, the terms that govern such access to, and use of, said Software will be mutually agreed upon by the parties.

9. DISCLOSURE OF INFORMATION IN CONNECTION WITH MERCHANT. Merchant agrees that Yahoo! may disclose information related to Merchant, including but not limited to Customer Order Information, in the good faith belief that such action is reasonably


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    necessary: (a) to comply with the law or legal process or (b) to protect the rights of Yahoo! arising hereunder or otherwise arising under applicable law; provided, however, that for any disclosure under (b), Yahoo! will (i) provide Merchant with the opportunity to resolve the matter itself. Yahoo! will be entitled to disclose such information only if the matter is not resolved within ten (10) business days and Yahoo! determines, in good faith that disclosure is necessary and (ii) afford Merchant a reasonable opportunity to seek protective legal treatment of any such disclosure. Notwithstanding the foregoing, nothing in this section will impose a duty on Yahoo! to make any such disclosures. Merchant also acknowledges and agrees that Yahoo! may access information related to Merchant on Yahoo! servers during the Term as necessary to identify or resolve technical problems or respond to complaints about the Service.

10. PAYMENTS TO YAHOO!. Merchant will pay to Yahoo! [*] of Revenue received by Merchant. "Revenue" means the total net retail amount of sales, excluding shipping, handling, taxes and returns, from users that purchase Merchant products via the Service. Merchant will pay such Revenue share amounts [*] within [*] days of the end of each [*] and will accompany each payment with a written report certified by an officer of Merchant that includes (a) the total retail dollar amount of sales made via the Service and (b) the calculation of Revenue share due to Yahoo!. Merchant will maintain complete and accurate records in accordance with generally accepted methods of accounting for all such transactions and will allow Yahoo!, at its own expense, to direct an independent certified public accounting firm to inspect and audit such records during normal business hours with written notice to Merchant. In the event that any audit reveals an underpayment of more than [*] percent [*], Merchant will pay the reasonable cost of such audit. All fees are payable in U.S. dollars. Late payments will bear interest at the rate of one percent (1%) per month (or the highest rate permitted by law, if less). In the event of any failure by Merchant to make payment, Merchant will be responsible for all reasonable expenses (including attorneys' fees) incurred by Yahoo! in collecting such amounts.

11. TERM, TERMINATION AND MODIFICATION. This Agreement will become effective as of the Effective Date and will, unless sooner terminated as provided herein or as otherwise agreed, remain effective for a period of [*] commencing on March 1, 2000. No amendment to any provision of this Agreement will be effective unless in writing and signed by both parties. Upon termination, Yahoo! reserves the right to delete from its servers any and all information related to Merchant, including but not limited to Merchant Product Information. Sections 4(b), 7(c), 9, 10 (for payments accrued and unpaid during the Term and for any extensions of the Term), 11 and 13 through 15 will survive termination or expiration of this Agreement.

12. Representations and Warranties.

    (a) BY MERCHANT. Merchant represents and warrants that it (i) has full power and authority under all relevant laws and regulations to offer, sell and distribute the products offered by it, including but not limited to holding all necessary licenses from all necessary jurisdictions to engage in the advertising and sale of such products, and (ii) will not engage in any activities: (A) that constitute or encourage a violation of any applicable law or regulation, including but not limited to the sale of illegal goods or the violation of export control or obscenity laws; (B) that infringe the rights of any third party, including but not limited to the intellectual property, business, contractual or fiduciary rights of others; and (C) that are in any way connected with the transmission of the unsolicited distribution of email or with any unethical marketing practices.

    (b) BY YAHOO!. Yahoo! represents and warrants that it (i) has full power and authority under all relevant laws and regulations to offer the Service and (ii) will not engage in any activities that are in any way connected with the transmission of the unsolicited distribution of email or with any unethical marketing practices.

13. INDEMNITY.

    (a) BY MERCHANT. Merchant agrees to indemnify and hold harmless Yahoo! and its parents, subsidiaries, affiliates, officers, directors, shareholders, employees and agents from any claim or demand, including reasonable attorneys' fees, made by any third party to the extent that such claim or demand is based on, or arises out of, (i) any products offered, distributed or sold by Merchant in connection with the Service;
        (ii) any mistake, error or omission made by Merchant, including but not limited to data corruption and/or wrongful disclosure of Customer Order Information; or (iii) any alleged violation of any rights of another, including but not limited to Merchant's use of any content, trademarks, service marks, trade names, copyrighted or patented material, or other intellectual property used by Merchant; provided, however, that in any such case: (A) Yahoo! provides Merchant with prompt notice of any such claim; (B) Yahoo! permits Merchant to assume and control the defense of such action, with counsel chosen by Merchant (who will be reasonably acceptable to Yahoo!); and (C) Merchant does not enter into any settlement or compromise of any such claim without Yahoo!'s prior written consent, which consent will not be unreasonably withheld. It is understood and agreed that Yahoo! will not be required to edit or review for accuracy or appropriateness any content provided by Merchant.

*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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    (b) BY YAHOO!. Yahoo! agrees to indemnify and hold harmless Merchant and its parents, subsidiaries, affiliates, officers, directors, shareholders, employees and agents from any claim or demand, including reasonable attorneys' fees, made by any third party to the extent that such claim or demand is based on, or arises out of, any infringement of the United States copyright, trademark or other proprietary right of a third party established under United States law that results from Yahoo!'s use of Yahoo! trademarks, service marks, logos or other distinctive Yahoo!
        brand features; provided, however, that in any such case: (i) Merchant provides Yahoo! with prompt notice of any such claim; (ii) Merchant permits Yahoo! to assume and control the defense of such action, with counsel chosen by Yahoo! (who will be reasonably acceptable to Merchant); and (iii) Yahoo! does not enter into any settlement or compromise of any such claim without Merchant's prior written consent, which consent will not be unreasonably withheld.

14. DISCLAIMER OF WARRANTIES AND LIMITATIONS OF LIABILITY AND DAMAGES. THE SERVICE IS PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITHOUT WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NEITHER THIS AGREEMENT NOR ANY DOCUMENTATION FURNISHED UNDER IT IS INTENDED TO EXPRESS OR IMPLY ANY WARRANTY THAT THE SERVICES WILL BE UNINTERRUPTED, TIMELY OR ERROR-FREE.


    EXCEPT FOR OBLIGATIONS UNDER SECTION 13, NEITHER PARTY NOR ITS PARENTS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS WILL BE LIABLE, UNDER ANY CIRCUMSTANCES OR LEGAL THEORIES WHATSOEVER, FOR ANY LOSS OF BUSINESS, PROFITS OR GOODWILL, LOSS OF USE OR DATA, INTERRUPTION OF BUSINESS OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER, EVEN IF THAT PARTY IS AWARE OF THE RISK OF SUCH DAMAGES. IN ADDITION, AND EXCEPT FOR OBLIGATIONS UNDER SECTION 13, NEITHER PARTY WILL BE LIABLE UNDER ANY CIRCUMSTANCES OR LEGAL THEORIES FOR ANY DAMAGES THAT RESULT IN ANY WAY FROM MERCHANT'S USE OR INABILITY TO USE THE SERVICE, OR THAT RESULT FROM ERRORS, DEFECTS, OMISSIONS, DELAYS IN OPERATION OR TRANSMISSION, OR ANY OTHER FAILURE OF PERFORMANCE OF THE SERVICE. FINALLY, EXCEPT FOR OBLIGATIONS UNDER SECTION 13, ONE PARTY'S LIABILITY TO THE OTHER WILL NOT, FOR ANY REASON, EXCEED [*] DOLLARS [*].

15. MISCELLANEOUS. Any and all press releases and other public announcements relating to this Agreement and/or the underlying transactions between Yahoo! and Merchant, including the method and timing of such announcements, must be approved in advance by the parties in writing. Each party reserves the right to withhold approval of any public announcement in its sole discretion. Any notices or communications will be by electronic mail or in writing and will be deemed delivered upon receipt to the party to whom such communication is directed. If to Yahoo!, such notices will be addressed to 3420 Central Expressway, Santa Clara, CA 95051. If to Merchant, such notices will be addressed to the electronic or mailing address specified on the signature page of this Agreement. The section headings in this Agreement are for convenience only and may not be relied upon to construe or otherwise interpret this Agreement. This Agreement constitutes the final, complete and exclusive statement of the agreement between the parties with respect to its subject matter and supersede all previous proposals. This Agreement and the relationship between Merchant and Yahoo! will be governed by the laws of the state of California without regard to its conflict of law provisions. Merchant and Yahoo! agree to submit to the personal and exclusive jurisdiction of the Superior Court of the State of California for the County of Santa Clara or the United States District Court for the Northern District of California. If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in full force. Neither party's failure to exercise or enforce any right or provision of this Agreement will constitute a waiver of such right or provision. Both parties agree that, regardless of any statute or law to the contrary, any claim or cause of action arising out of or related to use of the Service or this Agreement must be filed within [*] after such claim or cause of action arose, or be forever barred.


16. Each party will appoint in writing a person who will act as the primary point of contact for the other party with respect to this Agreement. Yahoo! shall make reasonable efforts to provide a staging environment where Merchant may test new versions of the Merchant Site and Merchant Pages for compatibility with the Yahoo Shopping technology before such new versions are made available to end users. Yahoo! shall make available to Merchant a technical contact to reasonably assist in the resolution of technical issues that may arise in connection with this Agreement.


                            [SIGNATURE PAGE FOLLOWS]


*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

        YAHOO! INC.

By: /s/ Anil Singh                          By: /s/ Chris Deyo
   --------------------------------            ---------------------------------

Title: SVP                                  Title: President
      -----------------------------               ------------------------------


Address: 3420 Central Expressway            Address: 435 Brannan St.
        ---------------------------                 ----------------------------
         Santa Clara, CA 95051                       San Francisco, CA 94107
        ---------------------------                 ----------------------------


Telecopy:                                   Telecopy:
         --------------------------                  ---------------------------


E-mail:                                     E-mail:
       ----------------------------                -----------------------------

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                                    EXHIBIT A



   STANDARD TERMS AND CONDITIONS FOR YAHOO! ADVERTISING AND PROMOTION PROGRAMS


Thank you for advertising with Yahoo! Inc. ("Yahoo"). The following terms and conditions (the "Standard Terms") together with the insertion order to which these Standard Terms are attached (the "Insertion Order"), and Exhibits B ("Addendum to Standard Terms and Conditions for Yahoo! Advertising") and C ("FTC Order") constitute the complete and entire expression of the agreement (the "Agreement") between you (the "Advertiser") and Yahoo.

1. PLACEMENT OF AD UNITS. Yahoo agrees to place (or, if applicable, distribute) the advertising units ("Ad Units") as provided in the Insertion Order. All Ad Units shall comply with Yahoo's standard advertising specifications, including those set forth at http://docs.yahoo.com/docs/advertising/. All such specifications are subject to change in Yahoo's sole discretion. All Ad Units shall be served by Yahoo and shall link directly to pages within Advertiser's website indicated on the Insertion Order ("Advertiser Site"), unless otherwise agreed to by Yahoo in writing. In the event of Advertiser's material breach of the Agreement, Yahoo shall have the right to suspend performance of its obligations under the Agreement and any other agreement between the parties, until the breach is fully remedied.

2. TERMS OF PAYMENT. Advertiser agrees to pay Yahoo in accordance with the terms and schedule set forth in Exhibit B. All payments are non-refundable and non-creditable and shall be made by Advertiser via cashiers check per Exhibit B. Amounts not paid on or before each due date shall bear interest at the rate of one percent (1%) per month (or the highest rate permitted by law, if less). Notwithstanding the foregoing, any failure by Advertiser to make payments as specified in Exhibit B shall constitute a material breach of this Agreement. Advertiser will be responsible for all reasonable expenses (including attorneys' fees) incurred by Yahoo in collecting any overdue payments.

3. POSITIONING. Except as otherwise expressly provided in the Insertion Order, the manner in which an Ad Unit is positioned within any Yahoo property shall be at the sole discretion of Yahoo. Notwithstanding the foregoing, Yahoo may, at its sole discretion, replace any keyword or category (or subcategory) within the Insertion Order for mutually agreeable comparable inventory in the event that
(i) Yahoo believes such keyword, category or subcategory to be a trademark, trade name, company name, product name or brand name belonging to or claimed by a third party, or (ii) Yahoo modifies the Yahoo property to which such keyword, category or subcategory relates. Further, Yahoo reserves the right, at any time, to redesign or modify the organization, structure, specifications, "look and feel," navigation, guidelines and other elements of any Yahoo property, including those on which an Ad Unit is displayed or delivered, provided, however, that Yahoo! will provide Advertiser mutually agreeable comparable inventory in the event that Yahoo! modifies or replaces any category (or subcategory) within the Insertion Order.

4. USAGE STATISTICS. Other than as expressly specified in the Insertion Order, Yahoo makes no guarantees with respect to usage statistics, levels of impressions, Page Views, Click-Throughs or other measure for any Ad Unit (collectively, "Ad Unit Measurements"). "Click-Through" means a user selecting or clicking on an Ad Unit as solely measured by Yahoo's advertising reporting system. "Page View" means a user's request for a page on a Yahoo property. Advertiser acknowledges that Ad Unit Measurement statistics provided by Yahoo are the official, definitive measurements of Yahoo's performance on any such delivery obligations. Yahoo! represents that the processes and technology used to generate such statistics have been certified and audited by an independent agency. No other measurements or usage statistics (including those of Advertiser or any third party) shall be accepted by Yahoo. Advertiser understands that multiple Ad Units on a page requested by a user's browser, could result in multiple Ad Unit Measurements being generated. Yahoo! shall provide Advertiser with access to daily usage reports which shall include the guaranteed impressions by each area, and the delivered impressions and Click-Through rates by each area and by each creative item.

5. TERM/TERMINATION. The term of the Agreement (the "Term") shall be as set forth in the Insertion Order and neither party shall be under any obligation to renew the Agreement upon expiration of the Term. Notwithstanding the foregoing, the Agreement may be terminated at any time by either party immediately upon written notice to the other party if the other party (i) becomes insolvent; (ii) files a petition in bankruptcy; or (iii) makes an assignment for the benefit of its creditors. In addition, the Agreement may be terminated by either party on thirty (30) days written notice to the other party of such other party's material breach of any of its obligations under the Agreement (ten (10) days in the case of a failure to pay any fees), which breach is not remedied within such notice period.

6. NO ASSIGNMENT OR RESALE OF AD SPACE. Advertiser may not resell, assign or transfer any of its rights or obligations hereunder, and any attempt to resell, assign or transfer such rights or obligations without Yahoo's prior written approval shall be null and void and a material breach of the Agreement. Notwithstanding the foregoing, either party may assign this Agreement to an entity who acquires substantially all of the stock or assets of such party; provided that written consent will be required in the event that the non-assigning party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder, or that the assignee is a competitor of the non-assigning party. All terms and provisions of the Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.

7. MAKE GOODS. In the event that Yahoo (i) fails to post an Ad Unit in accordance with the Agreement, (ii) fails to deliver the number of total Ad Unit Measurements specified in the Agreement (if any) substantially by area in the Insertion Order by the end of the Term, or (iii) of any other failure, technical or otherwise, of such Ad Unit to appear as provided in the Agreement, the sole liability of Yahoo to Advertiser shall be limited to, at Yahoo's sole discretion, (x) a pro rata refund of the advertising fee representing undelivered or misdelivered Ad Unit Measurements, (y) placement of the Ad Unit within a reasonable time in a mutually agreeable comparable position, or (z) extension of the Term until the total Ad Unit Measurements are delivered. Notwithstanding the foregoing, Yahoo shall have no liability for any failure or delay resulting from the failure or delay of Advertiser in performing any of its obligations hereunder or any governmental action, fire, flood, insurrection, earthquake, power failure, riot, explosion, embargo, strikes whether legal or illegal, labor or material shortage, transportation interruption of any kind, work slowdown or any other condition beyond the control of Yahoo affecting production or delivery of the Ad Units in any manner.

8. ADVERTISERS REPRESENTATIONS; INDEMNIFICATION. Ad Units are accepted upon the representation that Advertiser has the right to publish the contents of the Ad Unit without infringing the rights of any third party and without violating any law or regulation. In consideration of Yahoo's posting of the Ad Units, Advertiser agrees, at its own expense, to indemnify, defend and hold harmless Yahoo, and its employees, representatives, agents and affiliates, against any and all expenses and losses of any kind (including reasonable attorneys' fees and costs) incurred by Yahoo in connection with any claims, administrative proceedings or criminal investigations of any kind arising in any manner from the Ad Unit and/or any material, product or service of Advertiser to which users can link through the Ad Unit (including without limitation, any claim of trademark, patent or copyright infringement, defamation, breach of confidentiality, privacy violation, false or deceptive advertising or sales practices) or a breach by Advertiser of any provision of the Agreement .

9. LIMITATION OF LIABILITY. EXCEPT AS PROVIDED IN SECTION 8, UNDER NO CIRCUMSTANCES SHALL ADVERTISER, YAHOO OR ANY AFFILIATE OF EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST REVENUE OR PROFITS, IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR POSTING OF THE AD UNIT(S), EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. PROVISION OF ADVERTISING MATERIALS. Advertiser will provide all materials for the Ad Unit in accordance with Yahoo's policies in effect from time to time, including (without limitation) the manner of transmission to Yahoo and the lead-time prior to posting of the Ad Unit. Notwithstanding anything to the contrary in the Agreement, Yahoo shall have no obligation to post any Ad Unit that is not in accordance with such policies. Advertiser hereby grants to Yahoo a non-exclusive, worldwide, fully paid license to use, reproduce and display the Ad Unit (and the contents, trademarks and brand features contained therein) in accordance herewith.

11. RIGHT TO REJECT AD UNIT. All contents of Ad Units are subject to Yahoo's reasonable approval. Yahoo reserves the right to reject or cancel any Ad Unit,insertion order, URL link, space reservation or position commitment (subject to Section 3), at any time, in its reasonable discretion (including the belief by Yahoo that placement of an Ad Unit,URL link, etc., may subject Yahoo to criminal or civil liability). Yahoo will give Advertiser written notice of any such rejection and the reasons therefor and agrees to exercise such right only in good faith and not in order to secure a contractual advantage with another advertiser.

12. USER DATA. All information and data provided to Yahoo by users of the Yahoo properties or otherwise collected by Yahoo relating to user activity on the Yahoo properties shall be retained by and owned solely by Yahoo. All information and data provided to Advertiser on the Advertiser Site or otherwise collected by Advertiser relating to user activity on the Advertiser Site shall be retained by and owned solely by Advertiser. Each party agrees to use such information only as authorized by the user and shall not disclose, sell, license or otherwise transfer any such user information to any third party or use the user information for the transmission of "junk mail", "spam", or any other unsolicited mass distribution of information. Advertiser shall ensure that all information provided by users of the Advertiser Site is maintained, accessed and transmitted in a secure environment and in compliance with its privacy policy (which shall be posted prominently on any area in which personally identifiable or financial information is collected). In the event the Insertion Order contains a promotion where Yahoo will be sharing user information with Advertiser, Advertiser represents and warrants that it has reviewed the FTC Order set forth in Exhibit C (the "FTC Order") and will not engage in any conduct that would cause Yahoo to violate the FTC Order. Further, Advertiser agrees to follow and comply with all reasonable instructions and directions of Yahoo to help ensure Yahoo's compliance with the FTC Order. Advertiser further represents and warrants that (i) if any user requests or if Yahoo requests at the request of any user that Advertiser remove any personally identifiable information ("User Data") relating to such user from Advertiser's database and other records, then Advertiser shall promptly remove such User Data from its database and other records, and (ii) it will not (a) resell any User Data, or
(b) engage in any conduct which would cause Yahoo to violate the FTC Order. Advertiser shall cooperate fully with Yahoo, and follow and comply with all reasonable instructions and directions of Yahoo to ensure Yahoo's compliance with the FTC Order. Advertiser agrees that the indemnification obligation set forth in Section 8 above includes any and all losses or damages incurred by Yahoo in connection with a breach by Advertiser of this Section 12.


13. LINK BACK. Advertiser shall place a "back to Yahoo" graphic link on the first page of the Advertiser Site to which users click-through from any Ad Unit that is an 88x31 merchant button with Advertiser's logo ("Merchant Button"). The Yahoo graphic link shall (a) be placed on the Advertiser site in a manner reasonably approved by Yahoo (and below the fold placement is permitted) (b) contain the Yahoo name and logo as provided by Yahoo, (c) be no less than 88 pixels wide and 33 pixels high, and (d) directly link the user back to the page designated by Yahoo on the Yahoo properties. Yahoo hereby grants to Advertiser a non-exclusive, worldwide, fully paid license to use, reproduce and display the Yahoo name and logo to indicate the location of the Yahoo graphic link as set forth herein.


14. YAHOO COMPETITORS. In no event shall the [*] on the Advertiser Site to which users click-through from any Merchant Button placed by Yahoo in connection with this Agreement contain graphic or textual hyperlinks, promotion or advertising banners relating to [*] or [*] similar to Yahoo (including, but not limited to, [*].


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


15. PERFORMANCE REQUIREMENTS. The Advertiser Site shall comply with the scale, speed and performance requirements mutually agreed upon by the parties and will
(i) handle no less than [*] simultaneous requests, (ii) have a minimum [*]% uptime and maximum [*]% downtime (except for planned downtime which may be required for system enhancements, upgrades and preventative maintenance), and
(iii) initiate data transfers within fewer than [*] seconds, on average, of request. Advertiser will provide customer service support for all inquiries regarding the products and services offered on the Advertiser Site. Advertiser will provide, and publicize on the Advertiser Site, the following customer service resources: (a) an 800/888 phone number as a dedicated customer service line on the help pages of the Advertiser Site, (b) an email address and other contact information, and (c) conspicuous information/guidelines on Advertiser's refund policy. Without limitation, failure by Advertiser to substantially meet any of these criteria for customer service will be a material breach of this Agreement.

16. INSURANCE. Advertiser agrees that it will maintain insurance with a carrier that is reasonably acceptable by Yahoo and with coverage for commercial general liability and errors and omissions of at least [*] dollars per occurrence. Advertiser will name Yahoo as an additional insured on such insurance and will provide evidence of such insurance to Yahoo within ten (10) days of the Effective Date. Such insurance policy shall not be cancelled or modified without Yahoo's prior written consent, which shall not be unreasonably withheld.

17. MISCELLANEOUS. The Agreement (i) shall be governed by and construed in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law; (ii) may be amended only by a written agreement executed by an authorized representative of each party; and (iii) supersedes any and all other agreements, whether written or oral, between the parties pertaining to the subject matter hereof. Both parties consent to the jurisdiction of the courts of the State of California with respect to any legal proceeding arising in connection with the Agreement. No conditions other than those set forth in the Agreement shall be binding on Yahoo unless expressly agreed to in writing by Yahoo. In the event of any inconsistency between the Insertion Order or the exhibits hereto and these Standard Terms, these Standard Terms shall control.

18. CONFIDENTIALITY. The terms and conditions of the Agreement shall be considered confidential and shall not be disclosed to any third parties except to such party's accountants, attorneys, or except as otherwise required by law. Advertiser shall make no public announcement (including, but not limited to, through any press release) regarding the existence or content of the Agreement without Yahoo's prior written approval, which may be withheld at Yahoo's sole discretion. If the Agreement or any of its terms must be disclosed by either party under any law, rule or regulation, each party shall (i) give written notice of the intended disclosure to the other party at least five (5) days in advance of the date of disclosure, (ii) redact portions of this Agreement to the fullest extent permitted under any applicable laws, rules and regulations, and
(iii) submit a request, to be agreed upon by the requesting party, that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the body or tribunal to which disclosure is being made or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

19. THIRD PARTY AD SERVING. The parties agree that no third party may serve any Ad Unit to any Yahoo property without the prior written consent of Yahoo, which may be withheld for any reason or for no reason. If Yahoo has approved the use by Advertiser of a third party ad server ("Third Party Server") in connection with the Insertion Order, the following provisions shall apply: (i) The Advertiser shall post each Ad Unit to a staging area and shall notify Yahoo of such posting at least [*] business days prior to the date on which Third
Party Server is scheduled to serve such Ad Unit to a Yahoo property. Such Ad Unit shall be reviewed and approved in writing by Yahoo before it can be served by Third Party Server. In accordance with Sections 10 and 11 above, Yahoo reserves the right to reject any Ad Unit or any element thereof, for any reason in its sole discretion. (ii) The Advertiser shall post all scheduling changes, new target URLs, new HTML specifications, new graphics and all other new or revised Ad Units ("Revisions") to a staging area and shall notify Yahoo of such posting at least [*] business days prior to the time at which Advertiser wishes such Revisions to take effect. Revisions shall not be implemented until approved by Yahoo in writing, which approval may be withheld at Yahoo's sole discretion.
(iii) If Advertiser discovers that an Ad Unit has been served to a Yahoo property (by Advertiser, Third Party Server or otherwise) in violation of the Agreement, Advertiser shall immediately notify Yahoo of the violation (along with a written explanation) and remove the Ad Unit from its placement or rotation on the Yahoo properties. Nothing in this Section 17 shall limit any of Yahoo's rights or remedies in the event of such breach.



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


(iv) In the event Yahoo exercises its right to cancel an Ad Unit in accordance with these Standard Terms, Yahoo shall notify Advertiser in writing. The Advertiser must cause the Ad Unit to be removed from the Yahoo properties and from its advertising rotation no later than [*] after written notification by Yahoo.



        These Standard Terms and this Agreement have been executed by the duly authorized representatives of the parties, and are effective as of 2/3/00.

YAHOO! INC.                                 ADVERTISER

                                            Company: pets.com
                                                    ----------------------------

By: /s/ Anil Singh                          By: /s/ Chris Deyo
   --------------------------------            ---------------------------------

Name: Anil Singh                            Name: Chris Deyo
     ------------------------------              -------------------------------


Title: SVP                                  Title: President
      -----------------------------               ------------------------------


Attn:  Senior VP Sales                      Attn:
3420 Central Expressway
Santa Clara, CA 95051
Tel.:  (408) 731-3300                       Tel: 415-222-9999
Fax:  (408) 731-3302                        Fax: 415-222-9998
e-mail:                                     e-mail:



*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
 SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                   EXHIBIT B

                                   ADDENDUM TO
                          STANDARD TERMS AND CONDITIONS
                             FOR YAHOO! ADVERTISING

        This Addendum (the "Addendum") is entered into as of February 3, 2000 (the "Effective Date") between Yahoo! Inc., a Delaware corporation ("Yahoo") and Pets.com Inc., a Delaware corporation ("Pets.com") and amends the Standard
Terms and Conditions for Yahoo! Advertising that Pets.com agreed to as part of Insertion Order No. 90983 (the "Insertion Order").

        For good and valuable consideration, the receipt of which is hereby acknowledged, Yahoo and Pets.com hereby agree to add the following additional provisions to the Insertion Order Standard Terms as follows:

20. Limited Exclusivity. For a term of [*] (commencing on [*] and continuing until [*]), Yahoo agrees that it will not place any paid advertisements or promotions on the [*] page of [*] (currently located at http://[*]) for the online sale of pet products by any of the following companies (hereinafter referred to as "Pets.com Competitors"): [*]. Pets.com acknowledges and agrees that, under no circumstances shall anything in this Section 12 be deemed to restrict in any manner Yahoo's ability to (a) integrate any editorial content in any Yahoo Property; provided that (1) prior to integrating any pet-related content from a third party on the [*] page of [*], Yahoo agrees to first request such pet-related content from Pets.com and (2) if pet-related content is provided by a Pets.com Competitor, such content will not be branded with a graphic of the Pets.com Competitor but may be branded with a text only link, or
(b) conduct its normal course of business with Pets.com Competitors (subject to the limitations expressly set forth herein) on any Yahoo Property. In the event Yahoo, in its sole discretion, decides to extend the limited exclusivity set forth above [*], Pets.com shall have a [*] for such program. Yahoo will provide Pets.com with a written description of the terms and requirements for the extension of such program. If Pets.com declines to commence negotiations with Yahoo regarding the opportunity described in the notice within ten (10) days after receiving such written notice from Yahoo, or if the parties fail to reach agreement within ten (10) days following the commencement of good faith negotiations (or such later date as is agreed to by the parties), Yahoo may offer the opportunity to any third party.


21. Yahoo agrees to use reasonable commercial efforts to present to Pets.com new advertising opportunities on any new Yahoo property (a) that is dedicated to pets and pet related content, (b) that is solely developed and branded by Yahoo and (c) where Yahoo controls the hosting, serving and placement of advertising.

22. Payments. In consideration of Yahoo's performance and obligations as set forth in the Insertion Order, Pets.com will compensate Yahoo in an amount equal to [*]. Pets.com will pay such fees to Yahoo on or before the dates set forth in the schedule below. The first payment of [*] is designated as a non-refundable and non-creditable set up fee for design, setup and consultation of the advertisement placements set forth in the Insertion Order. Pets.com and Yahoo are also entering into an RMI Agreement for the incorporation of the Pets.com web site into Yahoo Shopping (the "RMI Agreement"). Pets.com shall pay to Yahoo the fees set forth in the RMI Agreement according to its terms (in addition to the fees set forth herein).

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


               Payment                             Date
               --------                            ----
               [*]                                 [*]
               [*]                                 [*]
               [*]                                 [*]
               [*]                                 [*]
               [*]                                 [*]
               [*]                                 [*]

23. Payment Terms. All payments herein are non-refundable (except as expressly set forth in Section 7 of the Insertion Order Standard Terms) and non-creditable and will be made via cashier check. Yahoo will provide Pets.com with an invoice for each payment. In the event that Yahoo is unable to activate the Ad Units described in the Insertion Order on or before March 1, 2000 due to any failure of Pets.com, including but not limited to Pets.com's failure to provide Yahoo with the materials to make the Ad Units available on or before February 25, 2000 or Pets.com's failure to comply with the performance requirements set forth in
Section 15 of the Insertion Order Standard Terms, all payments made or due hereunder will be converted to a non-refundable, non-creditable holding fee for making the advertising inventory available to Pets.com.

24. Confidentiality. Except as otherwise set forth herein, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement, which in no event will be less than a reasonable degree of care to protect the Confidential Information of the other party. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of such other party's Confidential Information. As used herein, "Confidential Information" means any information disclosed by one party to another pursuant to this Agreement which is marked as confidential or proprietary, or, if disclosed orally, is designated as confidential at the time of disclosure and confirmed in a writing to the recipient within thirty (30) days of such disclosure. Notwithstanding the above, neither party shall have liability to the other party with regard to any Confidential Information of such other party which the receiving party can demonstrate (i) was in the public domain at the time it was disclosed or has entered the public domain through no fault of the receiving party; (ii) was known to the receiving party, at the time of disclosure; (iii) was disclosed with the prior written approval of the disclosing party; (iv) was independently developed by the receiving party without any use of the Confidential Information of the other party; (v) became known to the receiving party from a source other than the disclosing party without breach of this Agreement by the receiving party and otherwise not in violation of the disclosing party's rights; (vi) has been disclosed to third parties by the disclosing party without restrictions similar to those contained in this Agreement; or (vii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt written notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure.



This Addendum has been executed by the duly authorized representatives of the parties, effective as of the Effective Date.



YAHOO! INC.                                 PETS.COM, INC.
By: /s/ Anil Singh                          By: /s/ Chris Deyo
   --------------------------------            ---------------------------------


Name: Anil Singh                            Name: Chris Deyo
     ------------------------------              -------------------------------

*CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED
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


Title: SVP                                  Title: President
      -----------------------------               ------------------------------

                                            Attn: Bonnie Neulight
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                            Tel: 415-222-9999
                                                --------------------------------

                                            Fax: 415-222-9998
                                                --------------------------------

                                            e-mail:
                                                   -----------------------------